Exhibit # 16.1






March 29, 2001




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the accompanying statements made by FNB Corporation, which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of FNB Corporation's Current Report on Form 8-K for the month of March, 2001. We agree with the statements concerning McLeod & Company in such Form 8-K.

                                        Yours truly,



                                        /s/ McLeod & Company

c:    Office of the Chief Accountant
      SECPS Letter File
      Securities and Exchange Commission
      Mail Stop 11-3
      450 5th Street, N.W.
      Washington, D.C. 20549